Exhibit 99.1

S-FDF, LLC

FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (MAY 4, 2020)

THROUGH SEPTEMBER 30, 2020

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders S-FDF, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of S-FDF, LLC (the Company) as of September 30, 2020 and the related statements of operations, members’ capital, and cash flows from Inception (May 4, 2020) through September 30, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020, and the results of its operations and its cash flows for the period from Inception (May 4, 2020) through September 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company suffered a net loss from operations and has an accumulated deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2020.

Houston, TX

December 17, 2020

F-1

S-FDF, LLC

BALANCE SHEET

September 30,
2020
ASSETS

Current assets:
Cash	$54,459
Other receivables	17,348
Prepaid expenses	49,538
Total current assets	121,345

Security deposit	10,000
Right-of-use asset	1,410,136
Property and equipment, net	1,186,433

Total assets	$2,727,914

LIABILITIES AND MEMBERS' CAPITAL

Current liabilities:
Accounts payable	$86,559
Accounts payable, related party	50,554
Accrued expenses	79,466
Current portion of operating lease liability	38,408
Total current liabilities	254,987

Operating lease liability	1,410,653

Total liabilities	1,665,640

Commitments and contingencies	–

Members' capital:
Members' capital	1,399,259
Accumulated deficit	(336,985)
Total members' capital	1,062,274

Total liabilities and members' capital	$2,727,914

The accompanying notes are an integral part of these financial statements.

F-2

S-FDF, LLC

STATEMENT OF OPERATIONS

For the Period from
Inception (May 4, 2020)
through September 30,
2020

Revenues	$–

Operating expenses:
Salaries and benefits	157,797
Professional services	16,813
General and administrative	162,375
Total operating expenses	336,985

Net operating loss	(336,985)

Net loss	$(336,985)

The accompanying notes are an integral part of these financial statements.

F-3

S-FDF, LLC

STATEMENT OF MEMBERS' CAPITAL

	For the Period from Inception (May 4, 2020)
	through September 30, 2020
	Partners'	Accumulated	Total
	Capital	Deficit	Equity
Balance, Inception (May 4, 2020)	$–	$–	$–
Members' capital contributions	1,399,259	–	1,399,259
Net loss	–	(336,985)	(336,985)
Balance, September 30, 2020	$1,399,259	$(336,985)	$1,062,274

The accompanying notes are an integral part of these financial statements.

F-4

S-FDF, LLC

STATEMENT OF CASH FLOWS

For the Period from
Inception (May 4, 2020)
through September 30,
2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(336,985)
Adjustments to reconcile net loss to net cash used in operating activities:
Decrease (increase) in current assets:
Other receivables	(17,348)
Prepaid expenses	(49,538)
Security deposit	(10,000)
Right-of-use asset	21,327
Increase (decrease) in current liabilities:
Accounts payable	86,559
Accounts payable, related party	50,554
Accrued expenses	79,466
Lease liability	17,598
Net cash used in operating activities	(158,367)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,186,433)
Net cash used in investing activities	(1,186,433)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from capital contributions	1,399,259
Net cash provided by financing activities	1,399,259

NET CHANGE IN CASH AND CASH EQUIVALENTS	54,459
CASH AT BEGINNING OF PERIOD	–
CASH AT END OF PERIOD	$54,459

SUPPLEMENTAL INFORMATION:
Interest paid	$–
Income taxes paid	$–

The accompanying notes are an integral part of these financial statements.

F-5

S-FDF, LLC

Notes to Financial Statements

Note 1 – Organization and Nature of Business

S-FDF, LLC (“S-FDF”, the “Company”), a Texas limited liability company, was formed on May 4, 2020 to develop its freeze-dried fruits and vegetables for human consumption business. On October 1, 2020, the Company sold substantially all of its assets and liabilities to Black Ridge Oil & Gas, Inc. pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of June 9, 2020, as subsequently amended on October 1, 2020 for a preliminary 1,120,000 shares of Black Ridge Oil & Gas’ common stock with a fair value of $6,720,000 (“Seller Shares”). The amount of Seller Shares to be issued is subject to adjustment, as specified in the Asset Purchase Agreement, based on the extent to which cash proceeds from the sale of the Company’s holdings of shares of common stock in Allied Esports Entertainment, Inc. (“AESE Shares”), are less than $5,000,000 or greater than $6,000,000. The Final Determination Date will be either the first anniversary of the closing of the Asset Purchase Agreement if by January 1, 2021, the Company has contributed $4,000,000 to the business in the form of proceeds from the sale of AESE Shares, proceeds from an equity or convertible debt financing, legal fees paid in connection with the Asset Purchase Agreement or expenses incurred by the Company after August 1, 2020 (the “Company Contribution”). If the Company Contribution is less than $4 million, then the Final Determination Date will be January 1, 2021.

Note 2 – Basis of Presentation and Significant Accounting Policies

The interim condensed financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to not make the information presented misleading.

These statements reflect all adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. Except as otherwise disclosed, all such adjustments are of a normal recurring nature. The Company follows the same accounting policies in the preparation of interim reports.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash in Excess of FDIC Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) and the Securities Investor Protection Corporation (SIPC) up to $250,000 and $500,000, respectively, under current regulations. The Company didn’t have any cash in excess of SIPC insured limits at September 30, 2020, and has not experienced any losses in such accounts.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

F-6

S-FDF, LLC

Notes to Financial Statements

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Property and Equipment

Property and equipment are stated at the lower of cost or estimated net recoverable amount. The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

Software	3 years, or over the life of the agreement
Office equipment	5 years
Furniture and fixtures	5 years
Machinery and equipment	7-10 years
Intangible assets	Indefinite
Leasehold improvements	Fully extended lease-term

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which extend the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Recoverability is assessed using undiscounted cash flows based upon historical results and current projections of earnings before interest and taxes. Impairment is measured using discounted cash flows of future operating results based upon a rate that corresponds to the cost of capital. Impairments are recognized in operating results to the extent that carrying value exceeds discounted cash flows of future operations.

Our intellectual property is comprised of indefinite-lived brand names acquired and have been assigned an indefinite life as we currently anticipate that these brand names will contribute cash flows to the Company perpetually. We evaluate the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

Revenue Recognition

The Company will recognize revenue in accordance with ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company will recognize revenue from the sale of its freeze-dried food products once operations commence, in accordance with a five-step model in which the Company will evaluate the transfer of promised goods or services and recognize revenue when customers obtain control of promised goods or services in an amount that reflects the consideration which the Company expects to be entitled to receive in exchange for those goods or services. To determine revenue recognition for the arrangements that the Company determines are within the scope of ASC 606, the Company will perform the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company has elected, as a practical expedient, to account for the shipping and handling as fulfillment costs, rather than as a separate performance obligation. Revenue will be reported net of applicable provisions for discounts, returns and allowances. Methodologies for determining these provisions will be dependent on customer pricing and promotional practices. The Company will record reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded. These estimates will be based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

F-7

S-FDF, LLC

Notes to Financial Statements

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities may periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. S-FDF, LLC has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) that are adopted by the Company as of the specified effective date. If not discussed below, management believes there have been no developments to recently issued accounting standards, including expected dates of adoption and estimated effects on our financial statements.

Note 3 – Going Concern

As shown in the accompanying financial statements, for the period from Inception (May 4, 2020) through September 30, 2020, the Company has incurred a loss from operations resulting in an accumulated deficit of $336,985. As of September 30, 2020, the Company’s cash on hand may not be sufficient to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company is currently seeking sources of capital to fund its operations. The Company received member contributions from Ira and Claudia Goldfarb of $1,100,000 on October 1, 2020, and intends to sell Black Ridge Oil & Gas, Inc.’s AESE shares subsequent to the acquisition to continue as a going concern, however, there can be no assurance the share price will be sufficient to sustain operations, therefore the Company may be dependent upon its ability to secure equity and/or debt financing and there are also no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Related Party

Accounts Payable

The Company owed $50,554 as of September 30, 2020, to Mr. Ira Goldfarb, the Company’s Executive Chairman and Chairman of the Board. The amounts are related to reimbursable expenses paid by Mr. Goldfarb on behalf of the Company.

Capital Contributions

On various dates from June 8, 2020 through September 24, 2020, Ira and Claudia Goldfarb contributed a total of $1,399,259 to the Company.

Lease Agreement

The Company leases its office and warehouse space under a real property lease for its facility in Irving, Texas from an entity owned entirely by one of the managing members of S-FDF, LLC, Mr. Ira Goldfarb. The Base Rent under the lease will amount to approximately $120,000 for the period running September 15, 2020 to September 15, 2021, and increases by 3% each year thereafter per the lease’s terms. Mr. Goldfarb’s interest in the lease is equal to 100% of Base Rent Payments (i.e., $120,000 in the next 12 months), as increased yearly per the terms of the lease. The lease has an initial 5-year term with two 5-year options to extend. The lease is a triple-net lease, and so Mr. Goldfarb’s indirect interest in the transaction via the Related Landlord Entity extends to the payment by the tenant under the lease of operating expenses, insurance, and property taxes due during the term thereof.

F-8

S-FDF, LLC

Notes to Financial Statements

Note 5 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has cash and cash equivalents and a revolving credit facility that must be measured under the fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of September 30, 2020:

	Fair Value Measurements at September 30, 2020
	Level 1	Level 2	Level 3
Assets
Cash	$54,459	$–	$–
Total assets	54,459	–	–
Liabilities
None	–	–	–
Total liabilities	–	–	–
	$54,459	$–	$–

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the period from inception (May 4, 2020) through September 30, 2020.

F-9

S-FDF, LLC

Notes to Financial Statements

Note 6 – Other Receivables

Other receivables of $17,348 at September 30, 2020, consisted of returned equipment refunded in the fourth quarter of 2020.

Note 7 – Prepaid Expenses

Prepaid expenses consist of the following:

September 30,
2020
Prepaid insurance	$11,112
Prepaid software	38,426
Total prepaid expenses	$49,538

Note 8 – Property and Equipment

Property and equipment at September 30, 2020, consisted of the following:

September 30,
2020
Office equipment	$5,042
Machinery	65,685
Software	35,000
Intangible assets	134,141
Leasehold improvements	–
Construction in progress	946,565
1,186,433
Less: Accumulated depreciation and amortization	–
Total property and equipment, net	$1,186,433

The Company has not placed any of its equipment in service yet, and therefor has not recognized any depreciation expense for the period from inception (May 4, 2020) through September 30, 2020.

F-10

S-FDF, LLC

Notes to Financial Statements

Note 9 – Lease

The Company leases its operating facility under a non-cancelable real property lease agreement with an initial 5-year term, and two 5-year options to extend from an entity owned by Ira Goldfarb, the managing member of S-FDF, LLC. If it is economically feasible to continue to operate at the location, management expects to exercise all options to extend. The operating lease is a triple-net lease, and so Mr. Goldfarb’s indirect interest in the transaction via the related entity extends to the payment by the tenant under the lease of operating expenses, insurance, and property taxes applicable to the leased premise. As the Company’s lease does not provide implicit discount rates, the Company uses an incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments.

The components of lease expense were as follows:

For the Period from Inception (May 4, 2020) through September 30,
2020
Operating lease cost:	$–
Amortization of assets	21,326
Interest on lease liabilities	27,634
Total net lease cost	$48,960

Supplemental balance sheet information related to leases was as follows:

September 30,
2020
Operating leases:
Operating lease assets	$1,410,136

Current portion of operating lease liabilities	$38,408
Noncurrent operating lease liabilities	1,410,653
Total operating lease liabilities	$1,449,061

Weighted average remaining lease term:
Operating lease	15.0 years

Weighted average discount rate:
Operating lease	5.75%

F-11

S-FDF, LLC

Notes to Financial Statements

Supplemental cash flow and other information related to leases was as follows:

For the Period from Inception (May 4, 2020) through September 30,
2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used for operating leases	$17,598

Leased assets obtained in exchange for lease liabilities:
Total operating lease liabilities	$1,431,463

Future minimum annual lease payments required under the operating lease, including the two five-year options to extend, and the present value of the net minimum lease payments are as follows at September 30, 2020:

Operating
Lease

2020*	$30,108
2021	121,638
2022	125,287
2023	129,046
2024	132,918
Thereafter	1,690,905
Total minimum lease payments	2,229,902
Less interest	780,841
Present value of lease liabilities	1,449,061
Less current portion	38,408
Long-term lease liabilities	$1,410,653

* Liability pertains to the remaining three-month period from October 1, 2020 through December 31, 2020.

Note 10 – Changes in Partners’ Equity

Capital Contributions

On various dates from June 8, 2020 through September 24, 2020, Ira and Claudia Goldfarb contributed a total of $1,399,259 to the Company.

F-12

S-FDF, LLC

Notes to Financial Statements

Note 11 – Income Taxes

The Company accounts for income taxes under ASC Topic 740, Income Taxes, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

Losses incurred during the period from May 4, 2020 (inception) to September 30, 2020 could be used to offset future tax liabilities. Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all of the benefits of deferred tax assets will not be realized. As of September 30, 2020, net deferred tax assets were $70,500, with no deferred tax liability, primarily related to net operating loss carryforwards. A valuation allowance of approximately $70,500 was applied to the net deferred tax assets. Therefore, the Company has no tax expense for 2020 to date.

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no significant uncertain tax positions as of any date on, or before September 30, 2020.

Note 12 – Commitments

The Company from time to time may be involved in various inquiries, administrative proceedings and litigation relating to matters arising in the normal course of business. The Company is not aware of any inquiries or administrative proceedings and is not currently a defendant in any material litigation and is not aware of any threatened litigation that could have a material effect on the Company.

The Company periodically maintains cash balances at banks in excess of federally insured amounts. The extent of loss, if any, to be sustained as a result of any future failure of a bank or other financial institution is not subject to estimation at this time.

Note 13 – Subsequent Events

The Company evaluates events that have occurred after the balance sheet date through the date these financial statements were issued.

Member Contributions

On October 1, 2020, Ira and Claudia Goldfarb contributed $1,100,000 to the Company.

F-13